Exhibit 99.1

Sino Agro Food, Inc. Executes Supply Contract with Guangzhou Jinyang Aquaculture Co. Ltd.

GUANGZHOU, China, December 19, 2011 — Sino Agro Food, Inc. (OTCQB: SIAF.PK), an emerging integrated, diversified agriculture technology and organic food company with principal operations located throughout the Peoples Republic China (“PRC”), is pleased to announce that our subsidiary company, Enping A Power Fishery Development Co. Ltd. ("EAPF"), has executed a contract with Guangzhou Jinyang Aquaculture Co. Ltd. ("GJAC"), one of the most modern and technology driven aquaculture companies in the Guangdong Province PRC.

GJAC specializes in nursery services and breeding of a number of high quality table fish such as Puff fish, Murray and Sleepy Cod. The Company operates over 164 acres of fisheries in the Pun Yu District of GuangZhou, PRC.

The contract between GJAC and EAPF is for the supply of 500,000 sleepy cod ranging from 150g - 300g in 2012 and 800,000 sleepy cod in 2013. The contract also includes the supply of 250 tons of bait fish in 2012 and 500 tons in 2013.

Mr. Solomon Lee, Chief Executive Officer of the Company, stated, "With these supplies and additional supplies from alternative sources, we anticipate that Enping A Power Fishery will be able to produce a minimum of 500 Tons and 1,000 Tons of sleepy cods at minimum marketable weights of 500g /fish in year 2012 and 2013, respectively, thus eliminating part of the growing risk involved in the growing from baby fingerling to 300g per fish. The supplies are based on a fixed cost such that it will also eliminate the variation of the fish supply cost due to seasonal factors. Based on current wholesale prices, Enping A Power Fishery is targeting and projecting US$13.5 million and $27 million of fish sales for 2012 and 2013."

Sino Agro Food, Inc. is also currently working with a number of leading regional fishery and prawn culture operations in Guandong Province in order to secure additional down-stream support such as fingerling supplies, adult fish, formulated feed, medication and vaccines. These projects are expected to improve the Company's growing and breeding technologies as well as species specific improvements. By conducting these joint projects, Sino Agro Food's fishery operations are leading the development of sustainable, efficient and economical fishery operations in China aiming to provide sound commercial infrastructural bases to support the Company’s expansion program in building more RAS farms in PRC.

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) and (http://www.siafchina.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

NOT A BROKER/DEALER OR FINANCIAL ADVISOR

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc. Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

NO OFFER OF SECURITIES

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Sino Agro Food, Inc.
CEO Mr. Solomon Lee
Phone: 86-20-22057860
info@siafchina.com
Investor Relations (US and Europe)
Mr. Chad Sykes
Chad.Sykes@sinoagrofood.com